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                                                                    Exhibit 15.1
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LETTER REGARDING UNAUDITED INFORMATION
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Stockholders and Board of Directors
SUPERVALU INC.
Eden Prairie, Minnesota


We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of SUPERVALU INC. and subsidiaries for the periods ended June 15, 1996 and June 17, 1995, as indicated in our report dated July 19, 1996. Because we did not perform an audit on such information, we expressed no opinion on it in our report.

We are aware that our report referred to above, which was included in your Quarterly Report on Form 10-Q for the quarter ended June 15, 1996, is incorporated by reference in the Registration Statements (No. 33-28310, No. 33-16934, No. 2-56896, No. 33-50071, and the Registration Statement to be filed with the Securities and Exchange Commission on or about August 14, 1996 on Form S-8 and No. 33-56415 on Form S-3).

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statements prepared or certified by an accountant within the meaning of Sections 7 and 11 of that act.



/s/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
August 9, 1996